Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

October 27, 2023

Board of Directors

Colgate-Palmolive Company

300 Park Avenue

New York, New York, 10022

To the addressee referred to above:

We are acting as counsel to Colgate-Palmolive Company, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time of the Company’s debt securities (the “Securities”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that, as of the date hereof and at the time of the offer, issuance and sale of any Securities, The Bank of New York Mellon (formerly known as the Bank of New York), as successor trustee (the “Trustee”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture dated as of November 15, 1992 between the Company and the Trustee (the “Indenture”); that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance with respect to performance of its obligations under the Indenture with all applicable laws, rules and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We further assume for purposes of this opinion that at the time of the offer, issuance and sale of any Securities, the Registration Statement is effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect.

Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington, D.C. Associated Offices: Budapest Jakarta Riyadh Shanghai FTZ Ulaanbaatar. Business Service Centers: Johannesburg Louisville. Legal Services Center: Berlin. For more information see www.hoganlovells.com

Colgate-Palmolive Company	- 2 -	October 27, 2023

For purposes of this opinion letter, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the resolutions of the Board of Directors (the “Board”) of the Company pursuant to which the Board authorized the issuance and sale of the Securities remain in full force and effect; (ii) no Events of Default (as defined in the Indenture) have occurred and are continuing and no rights under the Indenture have been waived by any party thereto since the date of the Indenture; (iii) the Indenture has not been amended, restated, modified, supplemented or terminated; (iv) a duly authorized officer of the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (v) the Company shall not, by issuing any such Security, exceed the aggregate issuance authority specified by the Board in respect of securities of the same class as the Securities; (vi) the Company shall remain validly existing as a corporation in good standing under the Delaware General Corporation Law; and (vii) the issuance and sale of the Security will not result in a violation of any provision of any instrument or agreement then binding upon the Company, or violate any restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security and none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or public policy.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended, and under the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that upon due execution, authentication, issuance and delivery of the Securities in accordance with the Indenture and the applicable underwriting, agency or distribution agreement against payment therefor, the Securities will constitute valid and binding obligations of the Company.

The opinion expressed herein with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, and preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

We note that, with reference to obligations stated to be payable in a currency other than U.S. dollars, that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency is to be rendered in such other currency but is then to be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a federal court sitting in the State of New York in respect of an obligation denominated in any such other currency will be expressed in U.S. dollars, but we express no opinion as to the date of the rate of exchange such federal court will apply.  Further with respect to both a New York State court or a federal court, we express no opinion as to any rate of exchange that might be applied.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.

In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP